Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 22, 2004 relating to the consolidated financial statements and financial statement schedule of Nitches, Inc., which appears in Nitches, Inc.’s Annual Report on Form 10-K for the year ended August 31, 2005, as amended.

/s/ MOSS ADAMS LLP

Los Angeles, California
June 29, 2006